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                                                                 April 10, 2000



Allmerica Financial Life Insurance and Annuity Company
440 Lincoln Street
Worcester MA 01653


RE:  INHEIRITAGE ACCOUNT OF ALLMERICA FINANCIAL
        LIFE INSURANCE AND ANNUITY COMPANY
        FILE NO.'S:  33-70948 AND 811-8120

Gentlemen:

In my capacity as Assistant Vice President and Counsel of Allmerica Financial Life Insurance and Annuity Company (the "Company"), I have participated in the preparation of this Post-Effective Amendment to the Registration Statement for the Inheiritage Account on Form S-6 under the Securities Act of 1933 with respect to the Company's individual flexible premium second-to-die variable life insurance policies.

I am of the following opinion:

1. The Inheiritage Account is a separate account of the Company validly existing pursuant to the Delaware Insurance Code and the regulations issued thereunder.

2. The assets held in the Inheiritage Account equal to the reserves and other Policy liabilities of the Policies which are supported by the Inheiritage Account are not chargeable with liabilities arising out of any other business the Company may conduct.

3. The individual flexible premium variable life insurance policies, when issued in accordance with the Prospectuses contained in the Post-Effective Amendment to the Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms and when sold will be legally issued, fully paid and non-assessable.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to this Post-Effective Amendment to the Registration Statement of the Inheiritage Account on Form S-6 filed under the Securities Act of 1933.

                                           Very truly yours,

                                           /s/ Sheila B. St. Hilaire

                                           Sheila B. St. Hilaire
                                           Assistant Vice President and Counsel